EXHIBIT (10)(53)

FORM OF DEBT EXCHANGE AGREEMENT

THIS DEBT EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of June 30, 2011, by and between Attitude Drinks Incorporated, a Delaware corporation (the “Company”), and Jody Eisenman, having a mailing address at 5 Hanover Square, Suite 500, New York, New York 10004 (the “Debt Holder”).

RECITALS

WHEREAS, the Company is indebted for two short term bridge loan notes as follows: (1) Short Term Bridge Loan dated April 2, 2008 with principal balance of $120,000, as amended ($173,951 in principal and interest owed as of June 30, 2011), a copy of which is attached as Exhibit A; and (2) Short Term Bridge Loan dated May 19, 2008 with principal balance of $33,000, as amended ($47,986 in principal and interest owed as of June 30, 2011), a copy of which is attached as Exhibit B (collectively, the “Original Notes”).

WHEREAS, the Original Notes were due as of April 30, 2009 and accrue interest at a default rate of 15% per annum. Further, certain of these notes are personally guaranteed by the Company’s Chief Executive Officer, Roy G. Warren (the “Guarantee,” a copy of which is attached hereto as Exhibit C);

WHEREAS, on or about May 23, 2011, the holder of the Original Notes entered into an agreement to transfer the Original Notes and Guarantee to the Debt Holder;

WHEREAS, the Debt Holder desires to exchange  Original Note and cancel the Guarantee in exchange for the issuance of long term convertible notes and the issuance to the Debt Holder of a warrant to purchase 20,000,000 shares of the Company’s common stock at an exercise price of $.02 per share.

NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Debt Exchange; Issuance of the Warrant.  At the Closing (as defined in Section 2 hereof) and subject to the terms and conditions of this Agreement, the Debt Holder hereby agrees to exchange all of the Original Notes for the Convertible Promissory Note(s) in the form set forth as Exhibit D (the “Replacement Notes”) and the Warrant, in the form set forth as Exhibit E (the “Warrant”) (collectively, the “Securities”).  Based on the Company’s representations and warranties and the covenants contained herein, by exchanging the Original Notes for theSecurities, and assuming the validity thereof, the Debt Holder acknowledges and agrees that the Original Notes and Guarantee and all obligations related thereunder will be cancelled and terminated in all respects and for all purposes and that the Debt Holder will be deemed to have released all claims held with respect to the Original Notes and Guarantee, including the payment of principal and interest thereon and any fees and other amounts payable with respect to the Original Notes and Guarantee.

2. Closing; Delivery of Warrant.

2.1 Closing.  The closing of the exchange of the notes and the issuance of the Warrant (the “Closing”) shall occur upon surrender and delivery of the Original Notes to the Company by the Debt Holder. The parties agree that there may be more than one Closing dependent upon the timing of the Debt Holder’s surrender and delivery of the Original Note(s).

2.2 Deliveries.  At the Closing(s), the Company shall deliver to the Debt Holder the Replacement Note(s) and the Warrant. The Warrant shall be deemed issued upon the first surrender and delivery of the Original Note(s).

3. Representations and Warranties of Debt Holder. The Debt Holder represents and warrants to the Company as follows.

3.1 Acquisition for Own Account for Investment.  The Debt Holder is acquiring the Securities for the Debt Holder’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution thereof  within the meaning of the Securities Act of 1933, as amended (the “1933 Act”).

3.2 Understanding of Risks. The Debt Holder is aware of the highly speculative nature of the investment in the Securities and the financial hazards involved in such investment.

3.3 Debt Holder Qualifications.  The Debt Holder is an accredited investor as that term is defined in Regulation D promulgated under the 1933 Act. By reason of the Debt Holder’s business or financial experience, the Debt Holder is capable of evaluating the merits and risks of this investment, has the ability to protect the Debt Holder’s own interests in this transaction, and is financially capable of bearing a total loss of the investment.

3.4 No General Solicitation; Place of Sale.  At no time was the Debt Holder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the issuance of the Securities.

3.5 Compliance with Securities Laws.  The Debt Holder understands and acknowledges that the Securities are not being registered with the United States Securities and Exchange Commission (the “Commission”) under the 1933 Act, but instead are being issued under an exemption or exemptions from the registration and qualification requirements of the 1933 Act or applicable state securities laws that impose certain restrictions on the Debt Holder’s ability to transfer the Securities.

3.6 Restrictions on Transfer. The Debt Holder understands that it may not transfer any securities issued hereunder unless such securities are registered under the 1933 Act or applicable state securities laws, or unless exemptions from such registration and qualification requirements are available.

3.7 Representation by Counsel.  The Debt Holder has been represented by its own counsel, accountant and tax specialist in connection with the acquisition of the Securities and entering into this Agreement and acknowledges that Debt Holder is not relying on any securities, tax, accounting or other advice from the Company or its counsel or advisors, however, the Company agrees to provide a legal opinion as to the matters set forth in paragraph 8 at its own expense.

4. Representations and Warranties of the Company. The Company represents and warrants to the Debt Holder as follows.

4.1 Authority.  The Company has the power and authority to enter into and perform its obligations under this Agreement and to issue the Securities to the Debt Holder. The Company has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization as the type of entity that it purports to be.  The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary action and no other proceeding on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

4.2 Valid Issuance.  The Securities when issued and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly authorized, and validly issued and fully paid and non-assessable.

4.3 Consent. No consent, approval, authorization or order of any court or governmental authority or third-party is required in connection with the execution, delivery or performance of this Agreement by the parties.

5. Covenants of the Company.  The Company hereby covenants to the Debt Holder as follows:

5.1 Authority.  The Company has the power and authority to enter into and perform its obligations under this Agreement and to issue the Securities to the Debt Holder. The Company has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization as the type of entity that it purports to be.  The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary action and no other proceeding on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

5.2 Valid Issuance.  The securities of the Company issuable upon exercise thereof, when issued and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly authorized, and validly issued and fully paid and non-assessable.

5.3 Consent. No consent, approval, authorization or order of any court or governmental authority or third-party is required in connection with the execution, delivery or performance of this Agreement by the parties.

5.4 No Other Consideration.  The Company hereby acknowledges that no other consideration has been given for the issuance of the Securities.

5.5 Reservation Request. The Company agrees to reserve a number of shares of Common Stock equal to the amount of common stock necessary to allow the Debt Holder to be able to convert all of the Replacement Notes (including interest that would accrue thereon through the Maturity Date (as defined in the Notes)) and 100% of the amount of Warrant Shares issuable upon exercise of the Warrants.

5.6 Registration Rights.   If the Company at any time proposes to file a registration statement to register any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering other shares of Common Stock held by or purchasable by Debt Holder pursuant to this Agreement (“Registrable Securities”), provided the Registrable Securities are not otherwise registered for resale by the Debt Holder pursuant to an effective registration statement or may be sold pursuant to Rule 144 without respect to volume limitations in which case they shall be deemed to no longer be Registrable Securities, each such time it will give at least fifteen (15) days' prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within ten (10) days after the giving of any such notice by the Company, to register any of the Registrable Securities not previously registered as permitted by the SEC rules and guidance for an offering to be made on a continuous basis pursuant to Rule 415, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the “Seller”).  Unless instructed in writing to the contrary, the Seller hereby automatically exercises the registration rights granted in this Section 5.6.  The Seller is hereby given the same rights and benefits as any other party identified in such registration statement.   In the event that any registration pursuant to this Section 5.6 shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. Notwithstanding the foregoing provisions, the Company may withdraw or delay any registration statement referred to in this Section 5.6 without thereby incurring any liability to the Seller due to such withdrawal or delay. Notwithstanding anything to the contrary herein, in the event that the Commission, limits the amount of Registrable Securities that may be sold by selling security holders in a particular Registration Statement, the Company may scale back (i.e. remove) from such registration statement such number of Registrable Securities on behalf of all selling security holders on a pro-rata basis based on the total number of Registrable Securities held by such selling security holder. The Company will bear all expenses of registering Registrable Securities of the Seller under this Paragraph 5.6.

6. Restrictive Legend. The Debt Holder understands and agrees that the Company will place the legend set forth below or a similar legend on any stock certificates evidencing the Replacement Notes and Warrant or securities underlying the Warrant unless the securities are registered under the 1933 Act,  Rule 144, as amended applies, or they are otherwise exempt under the Securities Act as supported by an opinion of Company counsel at the Company’s expense or in the absence thereof, holder’s counsel together with any other legends that may be required by state or federal securities laws or the Company’s Certificate of Incorporation or Bylaws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

7. Compliance with Laws and Regulations.  The sale and transfer of the Replacement Notes and Warrant will be subject to and conditioned upon compliance by the Company and Debt Holder with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s common stock may be listed or quoted at the time of such issuance or transfer.

8. Holding Period. The Company acknowledges that the holding period of the Replacement Notes tacks back to the original issue date of the Original Notes.

9.	General Provisions.

9.1  Successors and Assigns; Assignment.  Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.  This Agreement is not assignable without the prior written consent of the parties hereto, except that Debt Holder may assign this Agreement to any affiliate without the consent of the Company.

9.2 Governing Law.  The validity, terms, performance and enforcement of this Agreement shall be governed and construed by the provisions hereof and in accordance with the laws of the State of Florida applicable to agreements that are negotiated, executed, delivered and performed solely in the State of Florida.

9.3 Notices.  Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iii) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.  All notices for delivery outside the United States will be sent by express courier.  All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at such address as such party may designate by one of the indicated means of notice herein to the other party hereto.

9.4 Further Assurances.  The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

9.5 Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersedes all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

9.6 Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

9.7 Signatures.  This Agreement may be executed and delivered by facsimile or pdf and upon such delivery the facsimile or pdf signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

9.8 Amendment and Waivers.  This Agreement may be amended only by a written agreement executed by each of the parties hereto.  No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought.  Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns.  No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.  No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

9.9 Third-Party Beneficiaries.  Nothing in this Agreement is intended to confer upon any other person, whether or not named herein, and rights or remedies of any nature whatsoever under or by reason of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Company and the Debt Holder have caused this Debt Exchange Agreement to be executed and delivered as of the date first written above.

/S/ Jody Eisenman Name: Jody Eisenman

THE COMPANY:
Attitude Drinks, Incorporated
By:/S/ Roy G. Warren Name: Roy G. Warren Title: Chief Executive Officer

EXIBIT A
FORM OF SHORT TERM BRIDGE LOAN

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.”

Principal Amount $120,000________	Issue Date: April 2, 2008
Purchase Price $100,000

SHORT TERM BRIDGE LOAN NOTE

FOR VALUE RECEIVED, ATTITUDE DRINKS INC., a Delaware (hereinafter called "Borrower"), hereby promises to pay to The Opportunity Fund, LLC, (the "Holder") or order, without demand, the sum of One-Hundred and Twenty Thousand Dollars ($120,000), with interest accruing thereon, on June 30, 2008 (the "Maturity Date"), if not retired sooner.

The following terms shall apply to this Note:

ARTICLE I

GENERAL PROVISIONS

1.1           Payment Grace Period.  The Borrower shall have a five (5) day grace period to pay any monetary amounts due under this Note, after which grace period a default interest rate of fifteen percent (15%) per annum shall apply to the amounts owed hereunder.

1.2           Subscription Agreement.   This Note has been entered into pursuant to the terms of a subscription agreement between the Borrower and the Holder, dated of even date herewith (the “Subscription Agreement”), and shall be governed by the terms of such Subscription Agreement.  Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Subscription Agreement.

ARTICLE II

None.

ARTICLE III
EVENTS OF DEFAULT

The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

3.1              Failure to Pay Principal or Interest.  The Borrower fails to pay any installment of Principal Amount, interest or other sum due under this Note when due and such failure continues for a period of five (5) business days after the due date.

3.2              Breach of Covenant.  The Borrower breaches any material covenant or other term or condition of the Subscription Agreement, this Note or Transaction Document in any material respect and such breach, if subject to cure, continues for a period of ten (10) business days after written notice to the Borrower from the Holder.

3.3              Breach of Representations and Warranties.  Any material representation or warranty of the Borrower made herein, in the Subscription Agreement, Transaction Document or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith shall be false or misleading in any material respect as of the date made.

3.4              Receiver or Trustee.  The Borrower or any Subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for them or for a substantial part of their property or business; or such a receiver or trustee shall otherwise be appointed.

3.5              Judgments.  Any money judgment, writ or similar final process shall be entered or filed against Borrower or any subsidiary of Borrower or any of their property or other assets for more than $100,000, and shall remain unvacated, unbonded, unappealed, unsatisfied, or unstayed for a period of forty-five (45) days.

3.6              Non-Payment.   A default by the Borrower under any one or more obligations in an aggregate monetary amount in excess of $100,000 for more than twenty (20) days after the due date, unless the Borrower is contesting the validity of such obligation in good faith and has segregated cash funds equal to the contested amount.

3.7              Listing and Filing Defaults.  Failure by Borrower to timely comply with the filing requirements of the SEC.

3.8              Bankruptcy.  Bankruptcy, insolvency, reorganization, or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary of Borrower.

3.9              Delisting.   Delisting of the Common Stock from any Principal Market for a period of seven consecutive trading days; or notification from a Principal Market that the Borrower is not in compliance with the conditions for such continued listing on such Principal Market.

3.10              Stop Trade.  An SEC or judicial stop trade order or Principal Market trading suspension with respect to Borrower’s Common Stock that lasts for five or more consecutive trading days.

3.11              Other Note Default.  The occurrence of any Event of Default under any Other Note.

ARTICLE IV

None.

ARTICLE V

MISCELLANEOUS

5.1           Failure or Indulgence Not Waiver.  No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2           Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

5.3.           Construction.   Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

[signature on following page]

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 2nd day of April, 2008.

ATTITUDE DRINKS INC.

By:/S/ Roy G. Warren
           Name: Roy G. Warren
           Title:   President & CEO

WITNESS:

______________________________________

EXIBIT B
FORM OF SHORT TERM BRIDGE LOAN

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.”

Principal Amount $33,000	Issue Date: May 19, 2008
Purchase Price $30,000

SHORT TERM BRIDGE LOAN NOTE

FOR VALUE RECEIVED, ATTITUDE DRINKS INC., a Delaware (hereinafter called "Borrower"), hereby promises to pay to The Opportunity Fund, LLC, (the "Holder") or order, without demand, the sum of Thirty Three Thousand Dollars ($33,000), with interest accruing thereon, on the lesser of June 19, 2008 (the “Maturity Date”), or if not retired sooner as a result of the cash conversion by Monarch Capital of its $100,000 convertible debenture, which will be triggered when the Borrower receives FINRA approval and commences trading its common shares.

The following terms shall apply to this Note:

ARTICLE I

GENERAL PROVISIONS

1.1           Payment Grace Period.  The Borrower shall have a five (5) day grace period to pay any monetary amounts due under this Note, after which grace period a default interest rate of fifteen percent (15%) per annum shall apply to the amounts owed hereunder.

1.2           Subscription Agreement.   This Note has been entered into pursuant to the terms of a subscription agreement between the Borrower and the Holder, dated of even date herewith (the “Subscription Agreement”), and shall be governed by the terms of such Subscription Agreement.  Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Subscription Agreement.

ARTICLE II:  EVENTS OF DEFAULT

The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

3.1              Failure to Pay Principal or Interest.  The Borrower fails to pay any installment of Principal Amount, interest or other sum due under this Note when due and such failure continues for a period of five (5) business days after the due date.

3.2              Breach of Covenant.  The Borrower breaches any material covenant or other term or condition of the Subscription Agreement, this Note or Transaction Document in any material respect and such breach, if subject to cure, continues for a period of ten (10) business days after written notice to the Borrower from the Holder.

3.3              Breach of Representations and Warranties.  Any material representation or warranty of the Borrower made herein, in the Subscription Agreement, Transaction Document or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith shall be false or misleading in any material respect as of the date made.

3.4              Receiver or Trustee.  The Borrower or any Subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for them or for a substantial part of their property or business; or such a receiver or trustee shall otherwise be appointed.

3.5              Judgments.  Any money judgment, writ or similar final process shall be entered or filed against Borrower or any subsidiary of Borrower or any of their property or other assets for more than $100,000, and shall remain unvacated, unbonded, unappealed, unsatisfied, or unstayed for a period of forty-five (45) days.

3.6              Non-Payment.   A default by the Borrower under any one or more obligations in an aggregate monetary amount in excess of $100,000 for more than twenty (20) days after the due date, unless the Borrower is contesting the validity of such obligation in good faith and has segregated cash funds equal to the contested amount.

3.7              Listing and Filing Defaults.  Failure by Borrower to timely comply with the filing requirements of the SEC.

3.8              Bankruptcy.  Bankruptcy, insolvency, reorganization, or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary of Borrower.

3.9              Delisting.   Delisting of the Common Stock from any Principal Market for a period of seven consecutive trading days; or notification from a Principal Market that the Borrower is not in compliance with the conditions for such continued listing on such Principal Market.

3.10            Stop Trade.  An SEC or judicial stop trade order or Principal Market trading suspension with respect to Borrower’s Common Stock that lasts for five or more consecutive trading days.

3.11            Other Note Default.  The occurrence of any Event of Default under any Other Note.

ARTICLE III

MISCELLANEOUS

5.1              Failure or Indulgence Not Waiver.  No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2              Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

5.3.             Construction.   Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

    5.4              Governing Law.  This note shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.  Each party acknowledges that the Borrower is a Delaware corporation, and its jurisdiction of incorporation is believed by the parties to create sufficient nexus of the Borrower to the State of Delaware to justify the selection of Delaware as the choice of governing law.

    5.5       WAIVER OF RIGHT TO JURY TRIAL.  BORROWER AND HOLDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY CONTROVERSY OR CLAIM, WHETHER ARISING  IN TORT OR CONTRACT OR BY STATUTE OR LAW, BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THIS NOTE, (INCLUDING, WITHOUT LIMITATION, THE VALIDITY, INTEPRETATION COLLECTION OR ENFORCEMENT HEREOF), OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY IN CONNECTION HEREWITH.  EACH PARTY ACKNOWLEDGES AND AGREES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR BORROWER’S AND HOLDER’S ENTERING INTO THE LOAN DOCUMENTS AND THE PARTIES WOULD NOT HAVE ENTERED INTO THE LOAN DOCUMENTS WITHOUT THIS WAIVER.  HOLDER AND BORROWER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION 4.10 IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL.

     5.6             Severability.   If any term of this Note or the application thereof to any Person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Note or the application of such term to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Note shall be valid and enforceable to the fullest extent.

     5.7             No Oral Agreements.  THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQENT  ORAL AGREEMENTS OF THE PARTIES.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 19th day of May, 2008.

ATTITUDE DRINKS INC.

By:/S/ Roy G. Warren
           Name: Roy G. Warren
           Title:   President & CEO

WITNESS:

______________________________________

EXHIBIT C

FORM OF UNCONDITIONAL PERSONAL GUARANTEE

1.           Identification.

This Unconditional Personal Guaranty (the "Guaranty"), dated as of April 2, 2008, is entered into by Roy G. Warren (“Guarantor”), for the benefit of Opportunity Fund, LLC (the "Lender").

2.           Recitals.

2.1           Guarantor is the President, a Director, and major stockholder of Attitude Drinks Inc., a Delaware corporation (“Parent”).  The Lender has made and/or is making loans to Parent (the "Loans").  Guarantor will obtain substantial benefit from the proceeds of the Loans.

2.2           The Loans are and will be evidenced by that certain $120,000 Face Amount Short Term Bridge Loan Note due June 30, 2008 (the “Note”) issued by Parent on, about and after the date of this Guaranty pursuant to a subscription agreement dated at or about the date hereof (“Subscription Agreements”).

2.3           In consideration of the Loans made and to be made by Lender to Parent and for other good and valuable consideration, and as security for the performance by Parent of its obligations under the Notes and as security for the repayment of the Loans and all other sums due from Parent to Lender arising under the Note (collectively, the "Obligations"), Guarantor, for good and valuable consideration, receipt of which is acknowledged, has agreed to enter into this Guaranty.  Obligations include all future advances by Lender to Parent made by Lender pursuant to the Subscription Agreement.

3.           Guaranty.

3.1           Guaranty.  Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally with any other Guarantor, the punctual payment, performance and observance when due, whether at stated maturity, by acceleration or otherwise, of all of the Obligations now or hereafter existing, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any insolvency, bankruptcy or reorganization of Parent, whether or not constituting an allowed claim in such proceeding), fees, commissions, expense reimbursements, liquidated damages, indemnifications or otherwise (such obligations, to the extent not paid by Parent being the “Guaranteed Obligations”). Without limiting the generality of the foregoing, Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by Parent to the Lender, but for the fact that they are unenforceable or not allowable due to the existence of an insolvency, bankruptcy or reorganization involving Parent.

3.2           Guaranty Absolute.  Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Note, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto.  The obligations of Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against Guarantor to enforce such obligations, irrespective of whether any action is brought against Parent or any other Guarantor or whether Parent or any other Guarantor is joined in any such action or actions.  The liability of Guarantor under this Guaranty constitutes a primary obligation, and not a contract of surety, and to the extent permitted by law, shall be irrevocable, absolute and unconditional irrespective of, and Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a) any lack of validity of the Notes or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Notes, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to Parent or otherwise;

(c) any taking, exchange, release, subordination or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of Parent; or

(e) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Lender that might otherwise constitute a defense available to, or a discharge of, Parent or any other guarantor or surety.

4.           Miscellaneous.

4.1           Expenses.  Guarantor shall pay to the Lender, on demand, the amount of any and all reasonable expenses, including, without limitation, attorneys' fees, legal expenses and brokers' fees, which the Lender may incur in connection with exercise or enforcement of any the rights, remedies or powers of the Lender hereunder or with respect to any or all of the Obligations.

4.2           Waivers, Amendment and Remedies.  No course of dealing by the Lender and no failure by the Lender to exercise, or delay by the Lender in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power of the Lender.  No amendment, modification or waiver of any provision of this Guaranty and no consent to any departure by Guarantor therefrom, shall, in any event, be effective unless contained in a writing signed by the Lender against whom such amendment, modification or waiver is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  The rights, remedies and powers of the Lender, not only hereunder, but also under any instruments and agreements evidencing or securing the Obligations and under applicable law are cumulative, and may be exercised by the Lender from time to time in such order as the Lender may elect.

4.3           Notices.  All notices or other communications given or made hereunder shall be given in the same manner as set forth in the Subscription Agreement to the party to receive the same at its address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section:

To Guarantor, to:                                  Attitude Drinks Inc.
11300 U.S. Highway 1, Suite 207
North Palm Beach, Florida 33408
Attn: Roy Warren, CEO and President
Fax: (561) 799-5039

With a copy by telecopier only to:

Weed & Co., LLP
4695 MacArthur Court, Suite 1430
Newport Beach, CA 92660
Attn: Rick Weed, Esq.
 Fax: (949) 475-9087

To Lender:

Any party may change its address by written notice in accordance with this paragraph.

4.4           Term; Binding Effect.  This Guaranty shall (a) remain in full force and effect until payment and satisfaction in full of all of the Obligations; (b) be binding upon Guarantor and its successors and permitted assigns; and (c) inure to the benefit of the Lender and their respective successors and assigns.  All the rights and benefits granted by Guarantor to the Collateral Agent and Lender hereunder and other agreements and documents delivered in connection therewith are deemed granted to both the Collateral Agent and Lender.  Upon the payment in full of the Obligations, (i) this Guaranty shall terminate and (ii) the Lender will, upon Guarantor's request and at Guarantor's expense, execute and deliver to Guarantor such documents, as Guarantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

4.5           Captions.  The captions of Paragraphs, Articles and Sections in this Guaranty have been included for convenience of reference only, and shall not define or limit the provisions hereof and have no legal or other significance whatsoever.

4.6           Governing Law; Venue; Severability.  This Guaranty shall be governed by and construed in accordance with the laws of the State of Florida.  If any provision of this Guaranty, or the application thereof to any person or circumstance, is held invalid, such invalidity shall not affect any other provisions that can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable and the remaining, valid provisions shall remain of full force and effect.  This Guaranty shall be deemed an unconditional obligation of Guarantor for the payment of money and, without limitation to any other remedies of Lender, may be enforced against Guarantor by summary proceeding or any similar rule or statute in the jurisdiction where enforcement is sought.

4.7           Satisfaction of Obligations.  For all purposes of this Guaranty, the payment in full of the Obligations shall be conclusively deemed to have occurred when either the Obligations have been indefeasibly paid or all outstanding Notes have been converted to common stock pursuant to the terms of the Notes and the Subscription Agreements.

4.8           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but the same instrument.  This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty, as of the date first written above.

“GUARANTOR”
Roy G. Warren

By:/S/ Roy G. Warren
Name: Roy G. Warren

EXHIBIT D

FORM OF CONVERTIBLE PROMISSORY NOTE

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER, AT THE COMPANY’S EXPENSE), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: [$221,937]	Issue Date: June 30,, 2011 (Replacing Short Term Bridge Loans dated April 2, 2008 with a balance of $120,000 and dated May 19, 2008 with a balance of $33,000)

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, ATTITUDE DRINKS, INC., a Delaware corporation (hereinafter called “Borrower”), hereby promises to pay to the order of Jody Eisenman (the “Holder”), address at 5 Hanover Square, Suite 500, New York, New York 10004, without demand, the sum of up to Two Hundred and Twenty-One Thousand and Nine Hundred and Thrity-Seven Dollars ($221,937) (“Principal Amount”), with interest accruing thereon, on September 17, 2012 (the “Maturity Date”), if not sooner paid or modified as permitted herein.

This Note is being issued in replacement of two Short Term Bridge Loans, one dated April 2, 2008 with principal balance of[$120,000  originally issued in the name of Opportunity Fund LLC (the “Original Note”) as well as a second  loan dated May 29, 2008 with principal balance of $33,000 also issued in the name of Opportunity Fund LLC. The Original Notes have an outstanding balance of $221,937 (in principal and interest) owed as of June 30, 2011. The Original Note and related guarantee was sold pursuant to that certain Agreement for Purchase and Sale of Notes and Personal Guarantee dated May 23, 2011 between Holder and Opportunity Fund LLC.

Unless otherwise separately defined herein, for ease of reference only, each capitalized term used in this Note shall have the same meaning as set forth in the Subscription Agreement between the Company and certain subscribers dated March 17, 2011 (the “Subscription Agreement”).  The Holder is not a party to the Subscription Agreement and no rights accrue to the Holder thereunder. The following terms shall apply to this Note:

ARTICLE I

GENERAL PROVISIONS

1.1           Interest Rate.   Interest on this Note shall compound monthly and shall accrue at the annual rate of ten percent (10%).  Interest will be payable commencing on the last business day of the sixth (6th) month anniversary of the Issue Date and on the first day of each month thereafter and on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable, or sooner as described below.  Interest will be payable in cash or Common Stock, at the election of the Borrower, and subject to Section 2.1, with shares of Common Stock at a per share value equal to the applicable conversion price set forth in Section 2.1(b).  Interest may be paid at the Company’s election in cash or Common Stock immediately to the extent resellable pursuant to Rule 144 to the extent such share issuance is not limited by transfer or volume restrictions and provided such payment in Common Stock would not cause the Holder to exceed the restrictions on ownership set forth in Section 2.3.

1.2           Payment Grace Period.  The Borrower shall not have any grace period to pay any monetary amounts due under this Note.  After the Maturity Date and during the pendency of an Event of Default, (as defined in Article IV) a default interest rate of twenty percent (20%) per annum shall be in effect.

1.3           Conversion Privileges.  The Conversion Rights set forth in Article II shall remain in full force and effect immediately from the date hereof and until the Note is paid in full regardless of the occurrence of an Event of Default.  This Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Article II hereof.

1.4           Omitted.

1.5           Miscellaneous.   Interest on this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed.  Principal and interest on this Note and other payments in connection with this Note shall be payable at the Holder’s offices as designated above in lawful money of the United States of America in immediately available funds without set-off, deduction or counterclaim.  Upon assignment of the interest of Holder in this Note, Borrower shall instead make its payment pursuant to the assignee’s instructions upon receipt of written notice thereof.

ARTICLE II

CONVERSION RIGHTS

The Holder shall have the right to convert the principal and any interest due under this Note into Shares of the Borrower’s Common Stock, $0.001 par value per share (“Common Stock”) as set forth below.

2.1.           Conversion into the Borrower’s Common Stock.

(a)           The Holder shall have the right from and after the date of the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, and accrued but unpaid interest, at the election of the Holder (the date of giving of such notice of conversion being a “Conversion Date”) into fully paid and non-assessable shares of Common Stock as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified, at the conversion price as defined in Section 2.1(b) hereof, determined as provided herein.  Upon delivery to the Borrower of a completed Notice of Conversion, a form of which is annexed hereto as Exhibit A, Borrower shall issue and deliver to the Holder within three (3) business days after the Conversion Date (such third day being the “Delivery Date”) that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing.  The Holder will not be required to surrender the Note to the Borrower until the Note has been fully converted or satisfied.  The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note and interest, if any, to be converted, by the Conversion Price.

(b) Subject to adjustment as provided in Section 2.1(c) hereof, the conversion price (“Conversion Price”) per share shall be equal to seventy-five percent (75%) of the average of the three lowest closing bid prices for the Common Stock as reported by Bloomberg L.P. for the Principal Market for the ten trading days preceding a Conversion Date, but in no event greater than $0.02.

(c)            The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

A.           Merger, Sale of Assets, etc.  If (A) the Borrower effects any merger or  consolidation of the Borrower with or into another entity, (B) the Borrower effects any sale of all or substantially all of its assets in one or a series of related transactions,  (C) any tender offer or exchange offer (whether by the Borrower or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (D) the Borrower consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more persons or entities whereby such other persons or entities acquire more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by such other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock purchase agreement or other business combination), (E) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate Common Stock of the Borrower), or (F) the Borrower effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than a reverse merger)  (in any such case, a “Fundamental  Transaction”), this Note, as to the unpaid principal portion thereof and accrued interest thereon, if any, shall thereafter be deemed to evidence the right to convert into such number and kind of shares or other securities and property as would have been issuable or distributable on account of such Fundamental Transaction, upon or with respect to the securities subject to the conversion right immediately prior to such Fundamental Transaction.  The foregoing provision shall similarly apply to successive Fundamental Transactions of a similar nature by any such successor or purchaser.  Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such Fundamental Transaction.

B.           Reclassification, etc.  If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

C.           Stock Splits, Combinations and Dividends.  If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

D.           Share Issuance.   So long as this Note is outstanding, if the Borrower shall issue any Common Stock except for the Excepted Issuances (as defined in Section 12(a) of the Subscription Agreement), prior to the complete conversion or payment of this Note, for a consideration per share that is less than the Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issuance, the Conversion Price shall be reduced to such other lower issue price.  For purposes of this adjustment, the issuance of any security or debt instrument of the Borrower carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of the above-described security, debt instrument, warrant, right, or option and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Conversion Price. Common Stock issued or issuable by the Borrower for no consideration will be deemed issuable or to have been issued for $0.001 per share of Common Stock.

(d)           Whenever the Conversion Price is adjusted pursuant to Section 2.1(c) above, the Borrower shall promptly, but not later than the fifth (5th) business day after the effectiveness of the adjustment, provide notice to the Holder setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.  Failure to provide the foregoing notice is an Event of Default under this Note.

(e)           During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock not less than an amount of Common Stock equal to 150% of the amount of shares of Common Stock issuable upon the full conversion of this Note.  Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.  Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

2.2           Method of Conversion.  This Note may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof and the Subscription Agreement.  Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid, upon surrender of the existing Note.

2.3.           Maximum Conversion.  The Holder shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on a Conversion Date, (ii) any Common Stock issuable in connection with the unconverted portion of the Note, and (iii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Borrower on such Conversion Date.  For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.  Subject to the foregoing, the Holder shall not be limited to aggregate conversions of 4.99%.  The Holder shall have the authority to determine whether the restriction contained in this Section 2.3 will limit any conversion hereunder and the extent such limitation applies and to which convertible or exercisable instrument or part thereof such limitation applies.  The Holder may waive the conversion limitation described in this Section 2.3, in whole or in part, upon and effective after 61 days prior written notice to the Borrower to increase such percentage up to 9.99%.

ARTICLE III

ACCELERATION AND REDEMPTION

3.1.           Redemption.  This Note may not be prepaid, converted, redeemed or called by the Borrower without the consent of the Holder except as described in this Note.

3.2.           Fundamental Transaction.  Upon the occurrence of a Fundamental Transaction, then in addition to the Holder’s rights described in Section 2.1(c)(A), until twenty (20) business days after the Borrower notifies the Holder of the occurrence of the Fundamental Transaction, the Holder may elect to accelerate the Maturity Date as of the date of the Fundamental Transaction and receive payment for the then outstanding Principal Amount, and any other amount owed to the Holder pursuant to the Transaction Documents.

3.3.           Mandatory Conversion.  Provided that all of the shares of Common Stock issuable upon conversion of the entire outstanding Principal Amount and accrued interest may be transferred by the Holder without restrictive legends, are free-trading stock and not subject to further restrictions on transfer and further provided an Event of Default or an event which with the passage of time or giving of notice could become an Event of Default has not occurred, then, until the Maturity Date, the Borrower will have the one-time option with a thirty (30) day prior written notice to the Holder (“Notice of Mandatory Conversion”) of compelling the Holder to convert all or a portion of the outstanding and unpaid principal of the Note and interest into Common Stock at the Conversion Price then in affect (“Mandatory Conversion”). The Notice of Mandatory Conversion, which notice must be given on the first business day following thirty (30) consecutive trading days (“Lookback Period”) during which the closing price for the Common Stock as reported by Bloomberg, LP for the Principal Market shall be equal to or greater than $0.12, each such trading day and during which Lookback Period, the average daily trading volume as reported by Bloomberg L.P. for the Principal Market is not less than 500,000 shares.  The date the Notice of Mandatory Conversion is given is the “Mandatory Conversion Date.”  The Notice of Mandatory Conversion shall specify the aggregate principal amount of the Note and interest which is subject to Mandatory Conversion.  The Borrower shall reduce the amount of Note principal and interest subject to a Notice of Mandatory Conversion by the amount of Note Principal and interest for which the Holder had delivered a Notice of Conversion to the Borrower during the Lookback Period.  Each Mandatory Conversion Date shall be a deemed Conversion Date and the Borrower will be required to deliver the Common Stock issuable pursuant to a Mandatory Conversion Notice in the same manner and time period as described in this Note and in the Subscription Agreement.  A Notice of Mandatory Conversion may be given only in connection with an amount of Common Stock which would not cause the Holder to exceed the 4.99% beneficial ownership limitation set forth in Section 2.3 of this Note.  Failure by the Borrower to deliver the Common Stock issuable upon Mandatory Conversion on the Delivery Date will be a non-curable Event of Default.  The trading volume and closing price set forth above will be equitably adjusted to offset the effect of stock splits, stock dividends and similar events.

3.4.           Optional Redemption of Principal Amount.   Provided an Event of Default or an event which with the passage of time or the giving of notice could become an Event of Default has not occurred, whether or not such Event of Default has been cured, the Borrower will have the option of prepaying the outstanding Principal amount of this Note (“Optional Redemption”), in whole or in part, by paying to the Holder a sum of money equal to one hundred and twenty percent (120%) of the Principal amount to be redeemed, together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note or any Transaction Document through the Redemption Payment Date as defined below (the “Redemption Amount”).  Borrower’s election to exercise its right to prepay must be by notice in writing (“Notice of Redemption”).  The Notice of Redemption shall specify the date for such Optional Redemption (the “Redemption Payment Date”), which date shall be at least thirty (30) business days after the date of the Notice of Redemption (the “Redemption Period”).  A Notice of Redemption shall not be effective with respect to any portion of the Principal Amount for which the Holder has previously delivered an election to convert, or subject to the previous sentence, for conversions initiated or made by the Holder during the Redemption Period.  On the Redemption Payment Date, the Redemption Amount, less any portion of the Redemption Amount against which the Holder has permissibly exercised its conversion rights, shall be paid in good funds to the Holder. In the event the Borrower fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then (i) such Notice of Redemption will be null and void, (ii) Borrower will have no right to deliver another Notice of Redemption, and (iii) Borrower’s failure may be deemed by Holder to be a non-curable Event of Default.  A Notice of Redemption may not be given nor may the Borrower effectuate a Redemption without the consent of the Holder, if at any time during the Redemption Period an Event of Default, or an event which with the passage of time or giving of notice could become an Event of Default (whether or not such Event of Default has been cured), has occurred.  During the Optional Redemption Period, the Company must abide by all of its obligations to the Note Holder.

ARTICLE IV

EVENT OF DEFAULT

The occurrence of any of the following events of default (“Event of Default”) occurring after Closing and not otherwise disclosed on the Subscription Agreement and schedules thereto, shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment or grace period, all of which hereby are expressly waived, except as set forth below:

4.1           Failure to Pay Principal or Interest.  The Borrower (i) fails to pay any installment of principal under this Note when due or (ii) fails to pay any interest or other sums due under this Note within three (3) days after such amounts are due.

4.2           Breach of Covenant.  The Borrower or any Subsidiary breaches any material covenant or other term or condition of this Note, except for a breach of payment, in any material respect and such breach, if subject to cure, continues for a period of ten (10) days after written notice to the Borrower from the Holder.

4.3           Breach of Representations and Warranties.  Any material representation or warranty of the Borrower made herein shall be false or misleading in any material respect as of the date made and the Closing Date.

4.4           Liquidation.   Any dissolution, liquidation or winding up by Borrower or a Subsidiary of a substantial portion of their business.

4.5           Cessation of Operations.   Any cessation of operations by Borrower or a Subsidiary.

4.6           Maintenance of Assets.   The failure by Borrower or any Subsidiary to maintain any material intellectual property rights, personal, real property, equipment, leases or other assets which are necessary to conduct its business (whether now or in the future) and such breach is not cured with fifteen (15) days after written notice to the Borrower from the Holder.

4.7           Receiver or Trustee.  The Borrower or any Subsidiary shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

4.8           Judgments.  Any money judgment, writ or similar final process shall be entered or made in a non-appealable adjudication against Borrower or any Subsidiary or any of its property or other assets for more than $50,000 in excess of the Borrower’s insurance coverage, unless stayed vacated or satisfied within thirty (30) days.

4.9           Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary.

4.10           Delisting.   An event resulting in the Common Stock no longer being quoted on the Over-The-Counter Bulletin Board (the “OTCBB”); failure to comply with the requirements for continued quotation on the OTCBB for a period of seven (7) consecutive trading days; or notification from the OTCBB that the Borrower is not in compliance with the conditions for such continued quotation and such non-compliance continues for seven (7) days following such notification.

4.11           Omitted.

4.12           Stop Trade.  An SEC or judicial stop trade order or OTCBB suspension that lasts for ten (10) or more consecutive trading days.

4.13           Failure to Deliver Common Stock or Replacement Note.  Borrower’s failures to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note, and the Warrant or, if required, a replacement Note following a partial conversion.

4.14           Reservation Default.   Failure by the Borrower to have reserved for issuance upon conversion of the Note or upon exercise of the Warrants, the number of shares of Common Stock as required in this Note and the Warrants, and such failure continues for a period of thirty (30) business days.

4.15           Financial Statement Restatement.  The restatement after the date hereof of any financial statements filed by the Borrower with the Securities and Exchange Commission for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statements, have constituted a Material Adverse Effect.  For the avoidance of doubt, any restatement related to new accounting pronouncements, including without limitation, for derivative accounting shall not constitute a default under this Section 4.15.

4.16           Omitted.

4.17           Reverse Splits.   The Borrower effectuates a reverse split of its Common Stock without twenty (20) days prior written notice to the Holder.

4.18           Omitted.

4.19           Notification Failure.   A failure by Borrower to notify Holder of any material event of which Borrower is obligated to notify Holder pursuant to the terms of this Note or any other Transaction Document.

4.20           Cross Default.  A default by the Borrower of a material term, covenant, warranty or undertaking of any other agreement to which the Borrower and Holder are parties, or the occurrence of an event of default under any such other agreement to which Borrower and Holder are parties which is not cured after any required notice and/or cure period.

4.21           Other Note Default.   The occurrence of an Event of Default under any Other Note registered to Holder.

ARTICLE V

Omitted.

ARTICLE VI

MISCELLANEOUS

6.1           Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

6.2           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be: (i) if to the Borrower to: Attitude Drinks Inc., 10415 Riverside Drive, Suite 101, Palm Beach Gardens, FL 33410, Attn: Roy Warren, CEO and President, facsimile: (561) 799-5039, with a copy by facsimile only to: Weed & Co., LLP, 4695 MacArthur Court, Suite 1430, Newport Beach, CA 92660, Attn: Rick Weed, Esq., facsimile: (949) 475-9087, and (ii) if to the Holder, to the name, address and facsimile number set forth on the front page of this Note, with copies (which shall not constitute notice) by fax only to: Ellenoff Grossman & Schole LLP, 150 East 42nd Street, 11th Floor, New York, NY 10017, Attn: Stuart Neuhauser, Esq., facsimile: (212) 370-7889.

6.3           Amendment Provision.  The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

6.4           Assignability.  This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.  The Borrower may not assign its obligations under this Note.

6.5           Cost of Collection.  If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

6.6           Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement must be brought only in the civil or state courts of New York or in the federal courts located in the State and county of New York.  Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other decision in favor of the Holder.  This Note shall be deemed an unconditional obligation of Borrower for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Borrower by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought.  For purposes of such rule or statute, any other document or agreement to which Holder and Borrower are parties or which Borrower delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or Borrower’s obligations to Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

6.7           Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by applicable law, any payments in excess of such maximum rate shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

6.8           Non-Business Days.   Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

6.9           Facsimile Signature.  In the event that the Borrower’s signature is delivered by facsimile transmission, PDF, electronic signature or other similar electronic means, such signature shall create a valid and binding obligation of the Borrower with the same force and effect as if such signature page were an original thereof.

6.10           Shareholder Status.  The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note.  However, the Holder will have the rights of a shareholder of the Borrower with respect to the Shares of Common Stock to be received after delivery by the Holder of a Conversion Notice to the Borrower.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the _____ day of ___________________.

ATTITUDE DRINKS, INC. By: /S/ Roy Warren Name: Roy Warren Title: Chief Executive Officer

WITNESS:

______________________________________

 EXHIBIT A - NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by ATTITUDE DRINKS, INC. on June ___, 2011 (Replacing Short Term Bridge Loan dated [____________]  with a balance of [$_______])  into Shares of Common Stock of ATTITUDE DRINKS, INC. (the “Borrower”) according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:____________________________________________________________________

Conversion Price:______________________________________________________________________

Number of Shares of Common Stock Beneficially Owned on the Conversion Date: Less than 5% of the outstanding Common Stock of ATTITUDE DRINKS, INC.

Shares To Be Delivered:_________________________________________________________________

Signature:____________________________________________________________________________

Print Name:__________________________________________________________________________

Address:_____________________________________________________________________________

   ____________________________________________________________________________

EXHIBIT E
FORM OF CLASS A COMMON STOCK PURCHASE WARRANT

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER, AT THE COMPANY’S EXPENSE), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Right to Purchase 20,000,000 shares of Common Stock of Attitude Drinks, Inc. (subject to adjustment as provided herein)

CLASS A COMMON STOCK PURCHASE WARRANT

No. 2011-A- JUNE-001                                                                                                Issue Date:         June 30, 2011
ATTITUDE DRINKS, INC., a corporation organized under the laws of the State of Delaware (the “Company”), hereby certifies that, for value received Jody Eisenman (the “Holder”), address at 5 Hanover Square, Suite 500, New York, New York 10004 Fax: 212-269-3087, or its assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., E.S.T. on five years after the Issue Date (the “Expiration Date”), up to 20,000,000 fully paid and non-assessable shares of Common Stock at a per share purchase price of $0.02.  The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the “Purchase Price.”  The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.  The Company may reduce the Purchase Price for some or all of the Warrants, temporarily or permanently, provided such reduction is made as to all outstanding Warrants for all Holders of such Warrants.  For ease of reference only, capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the “Subscription Agreement”), between the Company and certain subscribers dated March 17, 2011. The Holder is not a party to the Subscription Agreement and no rights accrue to the Holder thereunder.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(A)           The term “Company” shall mean Attitude Drinks, Inc., a Delaware corporation, and any corporation which shall succeed or assume the obligations of Attitude Drinks, Inc. hereunder.

(B)           The term “Common Stock” includes (i) the Company's Common Stock, $0.001 par value per share, as authorized on the date of the Subscription Agreement, and (ii) any other securities into which or for which any of the securities described in (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(C)           For purposes of this Warrant, the “Fair Market Value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(a)           If the Company's Common Stock is traded on an exchange or is quoted on the NASDAQ Global Market, NASDAQ Global Select Market, the NASDAQ Capital Market, the New York Stock Exchange or the NYSE Amex LLC, then the average of the closing sale prices of the Common Stock for the five (5) Trading Days immediately prior to (but not including) the Determination Date;

(b)           If the Company's Common Stock is not traded on an exchange or on the NASDAQ Global Market, NASDAQ Global Select Market, the NASDAQ Capital Market, the New York Stock Exchange or the NYSE Amex LLC, but is traded on the OTC Bulletin Board or in the over-the-counter market or Pink Sheets, then the average of the three (3) highest closing bid prices reported for the ten (10) Trading Days immediately prior to (but not including) the Determination Date;

(c)           Except as provided in clause (d) below and Section 3.1, if the Company's Common Stock is not publicly traded, then as the Holder and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or

(d)           If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

(D)           The term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

(E)           The term “Warrant Shares” shall mean the Common Stock issuable upon exercise of this Warrant.

1.           Exercise of Warrant.

1.1.           Number of Shares Issuable upon Exercise.  From and after the Issue Date through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of Section 1.2 or upon exercise of this Warrant in part in accordance with Section 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4 below.

1.2.           Full Exercise.  This Warrant may be exercised in full by the Holder hereof by delivery to the Company of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the “Subscription Form”) duly executed by such Holder and delivery within two days thereafter of payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect.  The original Warrant is not required to be surrendered to the Company until it has been fully exercised.

1.3.           Partial Exercise.  This Warrant may be exercised in part (but not for a fractional share) by delivery of a Subscription Form in the manner and at the place provided in Section 1.2, except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares of Common Stock designated by the Holder in the Subscription Form by (b) the Purchase Price then in effect.  On any such partial exercise, provided the Holder has surrendered the original Warrant, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of shares of Common Stock for which such Warrant may still be exercised.

1.4.           Automatic Exercise.   In the event this Warrant is exercisable pursuant to the provisions of Section 2 hereof on a cashless basis as of the close of the last trading day on or before the Expiration Date, then this Warrant, to the extent not previously unexercised and subject to the limitation in Section 10 of this Warrant shall be deemed to have been automatically exercised without the requirement of any notice or delivery of the Subscription Form, pursuant to the terms of Section 2.  Such Expiration Date will be deemed the exercise date for purposes of determining the Warrant Share Delivery Date and similar terms hereof.

1.5.           Company Acknowledgment.  The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

1.6.           Delivery of Stock Certificates, etc. on Exercise. The Company agrees that, provided the full purchase price listed in the Subscription Form is received as specified in Section 1.2, the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which delivery of a Subscription Form shall have occurred and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) business days thereafter (“Warrant Share Delivery Date”), the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and non-assessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share of Common Stock, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.  The Company understands that a delay in the delivery of the Warrant Shares after the Warrant Share Delivery Date could result in economic loss to the Holder.  As compensation to the Holder for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Holder for late issuance of Warrant Shares upon exercise of this Warrant the proportionate amount of $100 per business day after the Warrant Share Delivery Date for each $10,000 of Purchase Price of Warrant Shares for which this Warrant is exercised which are not timely delivered, not to exceed a maximum amount of liquidated damages of 10% of the Purchase Price of the Warrant Shares.  The Company shall pay any payments incurred under this Section in immediately available funds upon demand.  Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Warrant Shares by the Warrant Share Delivery Date, the Holder may revoke all or part of the relevant Warrant exercise by delivery of a notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the exercise of the relevant portion of this Warrant, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company.

1.7.           Buy-In.   In addition to any other rights available to the Holder, if the Company fails to deliver to a Holder the Warrant Shares as required pursuant to this Warrant after the Warrant Share Delivery Date and the Holder or a broker on the Holder’s behalf, purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Holder of the Warrant Shares which the Holder was entitled to receive from the Company (a “Buy-In”), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (A) the Holder's total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate Purchase Price of the Warrant Shares required to have been delivered together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty).  For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of Purchase Price of Warrant Shares to have been received upon exercise of this Warrant, the Company shall be required to pay the Holder $1,000, plus interest. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

2.           Exercise.

(a)           Payment upon exercise may be made at the option of the Holder either in (i) cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Purchase Price, (ii) by delivery of Common Stock issuable upon exercise of the Warrants in accordance with Section (b) below or (iii) by a combination of any of the foregoing methods, for the number of Common Stock specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.  Notwithstanding the immediately preceding sentence, payment upon exercise may be made in the manner described in Section 2(b) below, only with respect to Warrant Shares not included for unrestricted public resale in an effective registration statement.

(b)           Subject to the provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by delivery of a properly endorsed Subscription Form delivered to the Company by any means described in Section 12, in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

X=	Y (A-B) A

Where	X=	the number of shares of Common Stock to be issued to the Holder

Y=	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

A=	Fair Market Value

B=	Purchase Price (as adjusted to the date of such calculation)

For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction in the manner described above shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

3.           Adjustment for Reorganization, Consolidation, Merger, etc.

3.1.           Fundamental Transaction.  If, at any time while this Warrant is outstanding, (A) the Company  effects any merger or  consolidation  of the Company with or into another entity, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions,  (C) any tender offer or exchange offer (whether by the Company or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (D) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, or spin-off) with one or more persons or entities whereby such other persons or entities acquire more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by such other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock purchase agreement or other business combination), (E) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate Common Stock of the Company, or (F) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental  Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, (a) upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event.  For purposes of any such exercise, the determination of the Purchase Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Purchase Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder's right to exercise such warrant into Alternate Consideration.  The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3.1 and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.  “Black-Scholes Value” shall be determined in accordance with the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. using (i) a price per share of Common Stock equal to the VWAP of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of such request and (iii) an expected volatility equal to the 100 day volatility obtained from the HVT function on Bloomberg L.P. determined as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction.

3.2.           Continuation of Terms.  Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4.

3.3           Share Issuance.  Until the Expiration Date, if the Company shall issue any Common Stock except for the Excepted Issuances (as defined in the Subscription Agreement), prior to the complete exercise of this Warrant for a consideration less than the Purchase Price then in effect at the time of such issuance then, and thereafter successively upon each such issuance, the Purchase Price shall be reduced to such other lower price for then outstanding Warrants.  For purposes of this adjustment, the issuance of any security or debt instrument of the Company carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Purchase Price upon the issuance of the above-described security, debt instrument, warrant, right, or option if such issuance is at a price lower than the Purchase Price in effect upon such issuance and again at any time upon any actual, permitted, optional, or allowed issuances of shares of Common Stock upon any actual, permitted, optional, or allowed exercise of such conversion or purchase rights if such issuance is at a price lower than the Purchase Price in effect upon any actual, permitted, optional, or allowed issuance.  Common Stock issued or issuable by the Company for no consideration or for consideration that cannot be determined at the time of issue will be deemed issuable or to have been issued for $0.001 per share of Common Stock.

4.           Extraordinary Events Regarding Common Stock.  In the event that the Company shall (a) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

5.           Certificate as to Adjustments.  In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent of the Company (appointed pursuant to Section 11 hereof).

6.           Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial Statements.   The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant.  This Warrant entitles the Holder hereof, upon written request, to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company's Common Stock.

7.           Assignment; Exchange of Warrant.  Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor"). On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form") and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

8.           Replacement of Warrant.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9.           Maximum Exercise.  The Holder shall not be entitled to exercise this Warrant on an exercise date, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock on such date.  For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Rule 13d-3 thereunder.  Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 4.99%.  The restriction described in this paragraph may be waived, in whole or in part, upon sixty-one (61) days prior notice from the Holder to the Company to increase such percentage up to 9.99% but not in excess of 9.99%.  The Holder may decide whether to convert a Convertible Note or exercise this Warrant to achieve an actual 4.99% or up to 9.99% ownership position as described above, but not in excess of 9.99%.

10.           Warrant Agent.  The Company may, by written notice to the Holder of the Warrant, appoint an agent (a “Warrant Agent”) for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

11.           Transfer on the Company's Books.  Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

12.           Registration Rights.  The Holder of this Warrant has been granted certain registration rights by the Company as set forth in the Debt Exchange Agreement of even date herewith.  The terms of the Debt Exchange Agreement and such registration rights are incorporated by reference herein.

13.           Notices.   All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:  if to the Company, to: Attitude Drinks Inc., 10415 Riverside Drive, Suite 101, Palm Beach Gardens, FL 33410, Attn: Roy Warren, CEO and President, facsimile: (561) 799-5039, with a copy by facsimile only to: Weed & Co., LLP, 4695 MacArthur Court, Suite 1430, Newport Beach, CA 92660, Attn: Rick Weed, Esq., facsimile: (949) 475-9087, and (ii) if to the Holder, to the address and facsimile number listed on the first paragraph of this Warrant, with copies by fax (which shall not constitute notice) only to: and Ellenoff Grossman & Schole LLP, 150 East 42nd Street, 11th Floor, New York, NY 10017, Attn: Stuart Neuhauser, Esq., facsimile: (212) 370-7889.

14.           Law Governing This Warrant.  This Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Warrant shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York.  The parties to this Warrant hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The Company and Holder waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Warrant or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.   Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

[-Signature Page Follows-]

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

ATTITUDE DRINKS, INC. By: /S/ Roy Warren Name: Roy Warren Title: President & Chief Executive Officer

Exhibit A

FORM OF SUBSCRIPTION
(to be signed only on exercise of Warrant)
TO:  ATTITUDE DRINKS, INC.
The undersigned, pursuant to the provisions set forth in the attached Warrant (No. ___________), hereby irrevocably elects to purchase (check applicable box):

___           ________ shares of the Common Stock covered by such Warrant; or
___
the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2 of the Warrant (only if there is not an effective registration statement covering the shares).

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________.  Such payment takes the form of (check applicable box or boxes):

___           $__________ in lawful money of the United States; and/or
___
the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

___
the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2 of the Warrant, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered pursuant to the DTC instructions below or to __________________________________________ whose address is ____________________________________________________________
______________________________________ .

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act.

DTC Instructions: ____________________________________________________________________
___________________________________________________________________________________
___________________________________________________________________________________

Dated:___________________	(Signature must conform to name of holder as specified on the face of the Warrant) (Address)

Exhibit B

FORM OF TRANSFEROR ENDORSEMENT
(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of ATTITUDE DRINKS, INC. to which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of ATTITUDE DRINKS, INC. with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred

Dated: __________________, _______ Signed in the presence of: (Name) ACCEPTED AND AGREED: [TRANSFEREE] (Name)	(Signature must conform to name of holder as specified on the face of the warrant) (address) (address)